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                                                                   EXHIBIT 10.11

                   SECOND AMENDMENT TO LOAN AGREEMENT (POOL B)

         THIS SECOND AMENDMENT TO LOAN AGREEMENT (POOL B) (this "Second Amendment") is made this 15th day of November, 2002, by and between CATELLUS DEVELOPMENT CORPORATION, a Delaware corporation ("Borrower"), and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation ("Lender").

                                    RECITALS:

               A. Borrower and Lender executed that certain Loan Agreement, dated March 28, 2002, as amended by that certain First Amendment to Loan Agreement, dated July 23, 2002 (collectively, the "Loan Agreement"), pursuant to which Lender agreed to make, and Borrower agreed to accept, a loan in the amount of One Hundred Sixty-Six Million Eight Hundred Eighty Thousand and No/100 Dollars ($166,880,000.00), comprised of three separate funding disbursements (the principal, interest and all other sums due and owing under the loan being hereinafter collectively called the "Loan").

               B. Borrower and Lender have agreed to modify the terms and conditions of the Loan Agreement to, among other things: (i) amend the definition for the "Pool A Loan," which, by agreement, has been increased from $101,780,000.00 to 105,900,000.00, and (ii) amend the number of permitted Substitutions, and Borrower and Lender are entering into this Second Amendment to amend the Loan Agreement upon the terms and conditions set forth below.

                                   AGREEMENT:

         NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Second Amendment and the other Loan Documents, the parties hereto hereby covenant, agree, represent and warrant as follows:

          1.   Section 1.1 of the Loan Agreement is hereby modified as follows:

         (a)   By adding:

               "`ConAgra Loan' shall mean that certain loan made by Lender and accepted by Borrower in the principal amount of $12,520,000.00."

         (b) By deleting the existing definition of Pool A Application in its entirety and replacing it with the following:

                  "`Pool A Application' shall mean that certain Loan Application and Commitment Agreement, dated March 5, 2002, between Borrower and Lender, as amended by that certain Loan Application and Commitment Agreement Amendment, dated June 15, 2002."

         (c) By deleting the existing definition of Pool A Loan in its entirety and replacing it

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with the following:

               "`Pool A Loan' shall mean the $105,900,000.00 loan made pursuant to the Pool A Application."

         (d) By deleting the existing definition of Third Disbursement Closing Date in its entirety and replacing it with the following:

               "`Third Disbursement Closing Date' shall mean on or before November 15, 2002."

         2. The introductory paragraph of Section 3.3 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               "After May 1, 2004, not more than twice in a calendar year, and not more than an aggregate of five (5) times during the term of the Loan (total for this Loan, for substitutions under the Pool A Loan, and for substitutions under the ConAgra Loan), Borrower shall have the right to grant a Lien in favor of Lender (and add an "Individual Property" under the Loan Documents) encumbering certain of Borrower's properties (other than a then existing Individual Property) (the "Substitution Property") and obtain a release of an Individual Property (the "Substituted Property," and collectively, along with the Substitution Property, the "Substitution Properties") from the Lien of the Mortgage thereon and from Borrower's obligations under the Loan Documents (other than those expressly stated to survive) with respect to such Substituted Property (collectively, a "Substitution"), subject to satisfaction of the following to the sole satisfaction of Lender:"

         3. Section 3.3(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               "each Substitution shall consist of not more than five (5) then existing Individual Properties, and all Substitutions, in the aggregate, shall consist of not more than fifteen (15) Individual Properties (including substituted properties under the Loan (as defined herein), substituted properties under the Pool A Loan and substituted properties under the ConAgra Loan);"

         4. The provisions of the Loan Agreement and this Second Amendment shall together constitute and be construed as one document. Any reference to the Loan Agreement in any other document shall mean the Loan Agreement and this Second Amendment, together constituted and construed as one document. Nothing herein shall be deemed or construed to be an impairment of the lien of the Mortgages. Except as amended hereby, the Loan Agreement and the Loan Documents remain in full force and effect.

         5. This Second Amendment shall be construed under and governed by the Laws of the State of California.

         6. Defined terms herein shall have the meaning set forth in the Loan Agreement unless otherwise defined.

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         7. Duplicate counterparts of this Second Amendment may be executed and together will constitute a single original document.

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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                  BORROWER:

                                  CATELLUS DEVELOPMENT CORPORATION,
                                  a Delaware corporation

                                  By: Catellus Commercial Development
                                  Corporation, a Delaware corporation, its agent


                                  BY:    /s/ M.D. Fisk
                                         __________________________________
                                         Michael D. Fisk
                                         Vice President, Finance

                       [Signatures continue on next page.]

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                                  LENDER:

                                  TEACHERS INSURANCE AND ANNUITY
                                  ASSOCIATION OF AMERICA, a New York corporation


                                  BY:      /s/ Rosemarie J. Wagner
                                           ________________________________
                                           Rosemarie J. Wagner,
                                           Associate Director